UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
______________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 9, 2017 (May 9, 2017)
NEWELL BRANDS INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
221 River Street
Hoboken, New Jersey 07030
(Address of principal executive offices including zip code)
(201) 610-6600
(Registrant’s telephone number, including area code)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ❑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Explanatory Note
This Amendment No. 1 to Form 8-K is being filed as an amendment to the Current Report on Form 8-K filed by Newell Brands Inc. (the “Company”) on May 11, 2017 (the “Original 8-K”). The Original 8-K was filed to report the results of the matters submitted to a vote at the Company’s Annual Meeting of Stockholders held on May 9, 2017 (the “Annual Meeting”). The sole purpose of this Amendment No. 1 is to disclose the Board of Directors’ (the “Board”) decision regarding the frequency of future stockholder advisory votes on executive compensation. Except for the foregoing, this Amendment No. 1 does not modify or update any other disclosure contained in the Original 8-K, and this Amendment No. 1 should be read in conjunction with the Original 8-K.
Item 5.07 Submission of Matters to a Vote of Security Holders.
As previously reported, at the Annual Meeting a non-binding, advisory vote was taken on the frequency of future advisory votes on executive compensation. At the Annual Meeting, consistent with the recommendation of the Board, the Company’s stockholders cast the greatest number of votes in favor of holding future advisory votes on executive compensation every “One Year”.
In light of this advisory vote and in accordance with the Board’s previous recommendation, the Board has determined that the Company will continue to hold future advisory votes on executive compensation on an annual basis until the next required advisory vote on this matter is held.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.
Dated: August 10, 2017	By:	/s/ Bradford R. Turner Bradford R. Turner Chief Legal Officer and Corporate Secretary